ARTICLES OF INCORPORATION

                                       OF

                        SELIGMAN NEW ECONOMIES FUND, INC.

     FIRST: I, the subscriber, Frank J. Nasta, whose post office address is 100 Park Avenue, New York, New York 10017, being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

     SECOND: Name. The name of the corporation is Seligman New Economies Fund, Inc.

     THIRD: Purposes and Powers. The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of an investment company, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bankers' acceptances, repurchase agreements, options on securities and other securities, commodity futures contracts and options thereon and similar instruments, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership of interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise; and, in general, to do any or all such other things in connection with the objects and purposes of the Corporation herein above set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things; and to exercise any and all such powers to the same extent authorized or permitted to a Corporation under any laws that may be now or hereafter applicable or available to the Corporation.

     In addition, the Corporation may issue, sell, acquire through purchase, exchange, or otherwise hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

     The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any wise limited by reference to, or inference from, any other of such matters or any other Article of these articles of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

     Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

     FOURTH: Principal Office. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.



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The resident agent of the Corporation is The Corporation Trust Incorporated, the
post office address of which is 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Corporation of the State of Maryland.

     FIFTH: Capital Stock.

     A. The total number of shares of capital stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares ("Shares") of the par value of $.001 per share, having an aggregate par value of $1,000,000. The Shares shall be known and designated as "Common Stock". The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or of stock of any class, that the Corporation shall have the authority to issue.

     B. The Board of Directors may, from time to time and without stockholder action, classify Shares into one or more additional classes, the voting, dividend, liquidation and other rights of which shall differ from the classes of Common Stock to the extent provided in Articles Supplementary for such additional class, such Articles Supplementary to be filed for record with the appropriate authorities of the state of Maryland. Any class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes from time to time established, as the "Classes".

     C. The voting, dividend, liquidation and other rights of the Common Stock of the Corporation designated herein or hereafter designated by the Board of Directors shall be qualified as follows:

          (1) The Common Stock shall initially be classified into four Classes of Shares, which shall be designated Class A, Class B, Class C and Class D. The number of authorized Shares of Class A, Class B, Class C and Class D shall each consist of the sum of x and y, where x equals the issued and outstanding shares of such Class and y equals one-fourth of the authorized but unissued Shares of Common Stock of all Classes, provided that at all times the aggregate authorized, issued and outstanding Shares of Class A, Class B, Class C and Class D shall not exceed the authorized number of Shares of Common Stock; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of Shares of such Class.

          (2) All Classes shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

               (a) Class A Shares may be subject to such front-end sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

               (b) Class B Shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD. Subject to paragraph (f) below, each Class B Share shall convert automatically into Class A Shares on the last business day of the month that precedes the eighth anniversary of the date of issuance of such Class B Share; such conversion shall be effected on the basis of the relative net asset values of Class B Shares and Class A Shares as determined by the Corporation on the date of conversion.


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               (c) Class C Shares may be subject to such  front-end  sales loads and such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

               (d) Class D Shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD.

               (e) Expenses related solely to a particular Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

               (f) At such  time as  shall be  permitted  under  the  Investment
          Company Act of 1940, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus of the Corporation, Shares of a particular Class may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under Federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

               (g) As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in paragraph (e) above), such requirement as to a separate vote by the Class shall apply in lieu of Single Class Voting, and, if permitted by the Investment Company Act of 1940 or any rules, regulations or orders thereunder and the Maryland General Corporation Law, all Classes shall vote together as a single class on any such matter that shall have the same effect on each such Class. As to any matter that does not affect the interest of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

     D. The Board of Directors may provide for a holder of Shares of stock of any Class, who surrenders his certificate in good form for transfer to the Corporation or, if the Shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, to convert the Shares in question on such basis as the Board may provide, into Shares of stock of any other Class of the Corporation or otherwise as permitted by the Board of Directors.

     E. No holder of shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of Shares or securities of the Corporation.


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


     All Shares now or hereafter authorized, of any Class, shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the Maryland General Corporation Law, at the redemption or repurchase price for shares of that Class, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any contrary specification as to the purpose for which Shares are repurchased by it, all Shares so repurchased shall be deemed to be acquired for retirement in the sense contemplated by the Maryland General Corporation Law. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized but unissued Shares of the Corporation.

     All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

     SIXTH: Directors. The initial number of directors of the Corporation shall be two, which shall be the minimum number of directors for so long as there is only one or no stockholders. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are William C. Morris and Brian T. Zino. Upon such time as the Corporation has issued three or more shares of its capital stock, the minimum number of directors shall be increased in accordance with the provisions of Section 2-402 of the Maryland General Corporation Law. The number of directors may be changed from time to time in such lawful manner as is provided in the By-Laws of the Corporation. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     SEVENTH: Provisions for Defining, Limiting and Regulating the Powers of the Corporation, Directors and Stockholders.

     A. Board of Directors. The Board of Directors shall have the general management and control of the business, affairs and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

          (1) To authorize the issuance and sale, from time to time, of Shares of any Class whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares of any Class (including treasury Shares) shall not be less than the net asset value (determined as provided in Article NINTH hereof) per Share of that Class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

          (2) To authorize the execution and performance by the Corporation of an agreement or agreements, which may be exclusive contracts, with Seligman Advisors, Inc., a Delaware corporation, or any other person, as distributor, providing for the distribution of Shares of any Class.

          (3) Subject to the General Corporation Law of the State of Maryland, to specify, in instances in which it may be desirable, that Shares of any Class repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such Shares are repurchased.



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

          (4) To authorize the execution and performance by the Corporation of an agreement or agreements with J. & W. Seligman & Co. Incorporated, a Delaware corporation, or any successor to the corporation, providing for the investment and other operations of the Corporation. The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

     B. Quorum; Adjournment; Majority Vote. The presence in person or by proxy of the holders of record of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case maybe, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes, or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law or these Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Classes or of such particular Class or Classes, as the case may be, outstanding and entitled to vote thereon.

     EIGHTH: Redemptions and Repurchases.

     A. The Corporation shall under some circumstances redeem, and may under other circumstances redeem or repurchase, Shares as follows:

          (1) Obligation of the Corporation to Redeem Shares. Each holder of Shares of any Class shall be entitled at his option to require the Corporation to redeem all or any part of the Shares owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such Shares, or such other evidence of ownership as shall be specified by the Board of Directors, at a redemption price per Share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations, subject to the provisions of paragraph B of this Article and with any procedures or methods further prescribed or approved by the Board of Directors; provided that (i) such amount shall not exceed the net asset value per Share determined in accordance with Article NINTH hereof, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time from time to time, charge fees for effecting such redemption, at such rates as the Board of Directors may establish, as and to


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     the  extent   permitted   under  the   Investment   Company  Act  of  1940.
     Notwithstanding the foregoing (or any other provision of these Articles of Incorporation), the Board of Directors of the Corporation may suspend the right of the holders of Shares of any Class to require the Corporation to redeem such Shares (or may suspend any voluntary purchase of shares pursuant to the provisions of the charter of the Corporation) or postpone the date of payment or satisfaction upon redemption of such Shares during any financial emergency. For the purpose of these Articles, a "financial emergency" is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Class is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of the net assets of such Class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

          (2) Right of the Corporation to Redeem Shares. In addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

          (3) Right of the Corporation to Repurchase Shares. In addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Class, either directly or through an agent, subject to and in accordance with the provisions of paragraph B of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

     B. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Class pursuant to paragraph A hereof:

          (1) The time as of which the net asset value per Share of a particular Class therein applicable to any redemption pursuant to subparagraph A(1) or A(2) of this Article shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Class to Class).

          (2) Certificates for Shares of any Class to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.


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          (3) Payment of the redemption or repurchase  price by the  Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Class so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Class if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole or in part in Securities or other assets of the Corporation belonging to that Class, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation belonging to that Class as is represented by the Shares of that Class so to be paid for. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

          (4) The right of the holder of Shares of any Class redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or securities or other assets of the Corporation belonging to that Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

     NINTH: Determination of Net Asset Value. For the purposes referred to in Articles SEVENTH and EIGHTH hereof the net value per Share of any Class of the Corporation's Common Stock shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

     A. Such net asset value per Share of a particular Class on any day shall be computed as follows: The net asset value per Share of that Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Class by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not). The "net value of the assets" of the Corporation belonging to a particular Class shall be the "gross value" of the assets belonging to that Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Class as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice. The "gross value" of the assets belonging to a particular Class shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.


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


     B. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder and any other applicable Federal securities law or rule or regulation.

     TENTH: Determination Binding. Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Class, as to the amount of the net income of the Corporation belonging to any Class for any period or amounts that are any time legally available for the payment of dividends on shares of any Class, as to the amount of any reserves or charges set up with respect to any Class and the propriety thereof, as to the time of or purpose for creating any reserves or charges with respect to any Class, as to the use, alteration or cancellation of any reserves or charges with respect to any Class (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation and belonging to any Class, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Class, as to the number of Shares of any Class outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation belonging to any Class represented by any Shares belonging to any Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Securities or Shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Classes past, present and future, and Shares of all Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) bind any person to waive compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     ELEVENTH: Liabilities of Director or Officer. A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended).

     No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a Director or Officer that exists at the time of such amendment, modification or repeal.

     TWELFTH: Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law (including the General Laws of the State of Maryland and the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, Officer or employee. To the fullest extent permitted by law (including the General Laws of the State of Maryland and the Investment Company Act of 1940 as currently


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


in effect or as the same may hereafter be amended), expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this Article TWELFTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article TWELFTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

     THIRTEENTH: Amendments. The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any Shares of any Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the Shares of all Classes or of the affected Class or Classes, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

     FOURTEENTH: Corporate Books. The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

     FIFTEENTH: Duration. The duration of the Corporation shall be perpetual.

     I acknowledge this document to be my act, and state under penalties of perjury that with respect to all matters and facts therein, to the best of my knowledge, information and belief such matters and facts are true in all material respects.

DATE: April 26, 2000                                    By: /s/ Frank J. Nasta
                                                            --------------------
                                                            Name: Frank J. Nasta


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